EXHIBIT 10.6

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE
                             -----------------------




$123,764.93                                         Date:  January 20, 2000
                                                    Amended and
                                                    Restated Date:  July 9, 2002



               FOR VALUE RECEIVED, the undersigned, Michael J. Kelly, (the "Borrower"), hereby promises to pay to NBC Acquisition Corp., a Delaware corporation (the "Payee"), the principal sum of One Hundred Twenty-three Thousand Seven Hundred Sixty-Four Dollars and Ninety-three cents ($123,764.93), together with interest on the unpaid balance of such principal amount from the date hereof at a rate of interest equal to 5.25% per annum payable on or before January 20, 2010.

               1. INTEREST. Payment of interest shall commence on December 31, 2000 and shall be payable thereafter annually on December 31st of each year.

               2. PAYMENTS. Payments of principal and interest of the Loan evidenced by this Note shall be paid to the Payee at its principal office in Lincoln, Nebraska (or where otherwise specified by the Payee), by certified or official bank check or personal check (subject to collection) payable to the Payee. If the date set for any payment of principal or interest on this Note is a Saturday, Sunday or legal holiday, such payment shall be due on the next succeeding business day.

               3. PLEDGE. The Borrower has utilized the proceeds from the Loan to purchase from Payee the Original Shares (as defined in that certain Amended and Restated Pledge and Security Agreement, dated as of July 9, 2002, between the Payee and the Borrower (as amended from time to time, the "Security Agreement")). This Note shall be secured by a pledge of the Collateral (as defined in the Security Agreement) by the Borrower to Payee as provided in the Security Agreement.

               4. ACCELERATION. In the event that the Borrower fails to make complete payment of accrued principal or interest when due under the Loan evidenced by this Note, the Payee may accelerate this Note and may, by written notice to the Borrower, declare the entire unpaid principal amount and all such accrued and unpaid interest therein to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

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               5. LOST OR DAMAGED NOTE. In case this Note shall become
mutilated, defaced or apparently destroyed, lost or stolen, upon the written request of the Payee, the Borrower shall issue and execute a new Note in exchange and substitution for the mutilated or defaced Note or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. Thereafter, no amount shall be due and payable or owing under the mutilated, defaced or apparently destroyed, lost or stolen Note.

               6. PREPAYMENT. The Loan evidenced by this Note may be optionally prepaid in whole or in part (principal amount to be prepaid, plus accrued interest thereon through the date of prepayment) at any time without penalty. The Borrower agrees that, so long as any amount is outstanding hereunder, any dividend or other distribution paid or payable in respect of the Collateral shall be paid to the Company as a payment or prepayment of the Loan. The Borrower further agrees that to the extent that any of the Collateral is sold, the Borrower will repay a pro rata portion of the Loan equal to the principal amount then outstanding multiplied by a fraction, (x) the numerator of which is the number of Transferred Shares (as defined in the Security Agreement) and (y) the denominator of which is the total number of shares of Stock (as defined in the Security Agreement) then constituting the Collateral before giving effect to such transaction.

               7. ASSIGNMENT. This Note may be assigned by the Payee to any of his affiliates, members of his immediate family or trusts, partnerships or limited liability companies established for their benefit.

               8. CONTINUING INDEBTEDNESS. This Note amends and restates that certain Secured Promissory Note issued January 20, 2000 by the Borrower to the Payee (the "Existing Secured Note") and shall be in substitution for and replacement of the Existing Secured Note. The indebtedness evidenced by the Existing Secured Note is continuing indebtedness and nothing contained herein shall be deemed to constitute payment, settlement or a novation of the Existing Secured Note.

               9. GOVERNING LAW. The provisions of this Note shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law rules thereof.

               IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first above written.



                                            BORROWER


                                            /s/  Michael J. Kelly
                                            ------------------------------------
                                            Michael J. Kelly


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